UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) February 28, 2012

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	001-34953	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2012, SRI/Surgical Express, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Loan and Security Agreement, dated as of August 4, 2011 (the “Loan Agreement”), with Bank of America, N.A. (the “Lender”). The Amendment:

•	waives the Company’s failure to maintain the minimum fixed charge coverage ratio under the Loan Agreement in October, November and December 2011;

•	provides that the fixed charge coverage ratio will not be tested for January and February 2012 (but will be tested in March 2012 and each month thereafter);

•

requires the Company to maintain a minimum amount of excess availability under the Loan Agreement of not less than $2,500,000 at all times from February 1, 2012 until after the Lender receives certain financial information from the Company relating to the period ending March 31, 2012; and

•

adjusts the interest rate on the revolving and term loans to vary between (i) 250 and 300 basis points over the base rate (as defined in the Loan Agreement), and (ii) 400 and 450 basis points over LIBOR, in each case depending on the level of fixed charge coverage ratio.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the actual terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of February 28, 2012, between the Company and Bank of America, N.A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: March 2, 2012	By:	/s/ Mark R. Faris
Mark R. Faris
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of February 28, 2012, between the Company and Bank of America, N.A.